UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2006

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

          On December 14, 2006, Wolverine World Wide, Inc. (the "Company") announced the appointment of Blake W. Krueger, age 53, as Chief Executive Officer of the Company to be effective as of the date of the Company's annual meeting of stockholders, currently scheduled for April 19, 2007. Mr. Krueger currently serves, and has served the Company since October 2005, as President and Chief Operating Officer, and has been a director of the Company since July 2006. Mr. Krueger previously served the Company as Executive Vice President, Secretary, and President of the Heritage Brands Group from August 2004 to October 2005. From November 2003 to August 2004, he served the Company as Executive Vice President, Secretary, and President of Caterpillar Footwear. From April 1996 to November 2003, he served the Company as Executive Vice President, General Counsel and Secretary.

          Mr. O'Donovan will continue to serve the Company as Chief Executive Officer until the Company's annual meeting of stockholders.

Item 7.01	Regulation FD Disclosure.

          On December 14, 2006, the Company issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference and furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release dated December 14, 2006. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2006	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Kenneth A. Grady
Kenneth A. Grady General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated November 14, 2006. This Exhibit is furnished to, and not filed with, the Commission.